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                                                                   Exhibit 10.01



                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated this 18th day of March, 1999, is by and among (i) Jacom Computer Services, Inc., a New York corporation (the "Company") and a wholly-owned subsidiary of UniCapital Corporation, a Delaware corporation ("UniCapital"); (ii) Schooner Capital Group, Inc., a Florida corporation ("Consultant"); and (iii) John Alfano.

                                    RECITALS

         A. The Company desires to engage Consultant and to have the benefit of the skills and services of Consultant and its employees, and Consultant desires to accept such engagement by the Company, on the terms and conditions set forth herein.

         B. John Alfano is the sole shareholder of the Consultant.

         C. Concurrently with the execution of this Agreement by the parties hereto, John Alfano shall resign his position as an officer and employee of the Company.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

         1. ENGAGEMENT; TERM. The Company hereby engages Consultant to provide the services described herein, and Consultant hereby accepts such engagement by the Company, for a term beginning on the date hereof and continuing until May 19, 2000, unless sooner terminated (the "Term").

         2. POSITION AND DUTIES. The Company hereby engages Consultant to provide advice and assistance to the Company on sales and marketing matters affecting the Company. Consultant hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote such time, attention, and efforts as necessary to fulfill Consultant's obligations hereunder.

         3. FEES. For all services rendered by Consultant hereunder, the Company shall pay Consultant an annual fee of $333,000, payable on the last day of each month during the Term. In addition, Consultant shall be eligible for stock options of UniCapital under the 1998 Long Term Incentive Plan, as well as other perquisites offered to consultants by the Company and UniCapital.

         4. TERMINATION; RIGHTS ON TERMINATION. At any time after the commencement of the Term, either the Company or Consultant may, with or without cause, terminate this Agreement, effective 30 days after written notice is provided to the other party (the "Termination Date"); provided that if the Termination Date is not the last day of the month, then the termination shall be effective on the last day of the month in which the Termination Date occurs. Upon termination of this Agreement, Consultant shall be entitled to receive all fees earned


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through the effective date of termination. Notwithstanding any provision to the contrary set forth in this Agreement, Consultant shall not be entitled to receive any other fees after the effective date of termination of this Agreement. All other rights and obligations of UniCapital, the Company, Consultant and John Alfano under this Agreement shall cease as of the effective date of termination, except that the obligations of Consultant and John Alfano under Sections 5, 6, 7, 8 and 9 below shall survive such termination.

         5. RESTRICTION ON COMPETITION.

            (a) During the Term, and thereafter, if Consultant continues to provide services to the Company and/or any other entity owned by or affiliated with the Company or UniCapital on an "at will" basis, for the duration of such period, and thereafter for a period of two years, neither Consultant nor John Alfano shall, directly or indirectly, for itself or himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a "Person"):

                (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business engaged in providing or servicing equipment leasing or specialty finance products or services in direct competition with the Company or UniCapital, or any business engaging in the consolidation of the equipment leasing or specialty finance industry, within the United States of America (the "Territory");

                (ii) call upon any Person who is, at that time, within the Territory, an employee of the Company or UniCapital for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or UniCapital;

                (iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company or UniCapital within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or UniCapital within the Territory; or

                (iv) on Consultant's or John Alfano's own behalf or on behalf of any competitor, call upon any Person that, during the term of this Agreement, was either called upon by the Company or UniCapital as a prospective acquisition candidate or was the subject of an acquisition analysis conducted by the Company or UniCapital.

            (b) The foregoing covenants shall not be deemed to prohibit Consultant or John Alfano from acquiring as an investment not more than five percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

            (c) It is further agreed that, in the event that Consultant shall cease to provide services to the Company or UniCapital and either Consultant or John Alfano enters into a business or pursues other activities that, at such time, are not in competition with the Company or UniCapital, neither Consultant nor John Alfano shall be chargeable with a violation of this Section 5 if the Company or UniCapital subsequently enters the same (or a similar) competitive



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business or activity. In addition, if neither Consultant nor John Alfano has actual knowledge that its or his actions violate the terms of this Section 5, neither Consultant nor John Alfano shall be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company or UniCapital of such breach, Consultant and John Alfano cease the prohibited actions.

            (d) For purposes of this Section 5, references to "UniCapital" shall mean UniCapital Corporation, together with its subsidiaries and affiliates.

            (e) The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 5 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

            (f) All of the covenants in this Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of either Consultant or John Alfano against the Company or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by UniCapital or the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, Consultant may, upon 30 days' prior written notice to the Company, waive its right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 5. It is specifically agreed that the period of two years stated at the beginning of this Section 5, during which the agreements and covenants of Consultant and John Alfano made in this Section 5 shall be effective, shall be computed by excluding from such computation any time during which either Consultant or John Alfano is in violation of any provision of this
Section 5.

            (g) If the time period specified by this Section 5 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 4 above, Consultant shall be entitled to receive from the Company the fee described in section 3 for the longer of (i) the time period during which the provisions of this Section 5 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Consultant and John Alfano are not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 4 above.

            (h) Consultant and John Alfano have carefully read and considered the provisions of this Section 5 and, having done so, agree that the restrictive covenants in this Section 5 impose a fair and reasonable restraint on Consultant and John Alfano and are reasonably required to protect the interests of the Company and UniCapital, and their respective officers, directors, employees, and stockholders. It is further agreed that the Company, Consultant and John Alfano intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company and UniCapital throughout the term of these covenants.



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         6. CONFIDENTIAL INFORMATION. Consultant and John Alfano hereby agree to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company and/or UniCapital (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which either Consultant or John Alfano has, or is given (or has had or been given), access as a result of its or his relationship with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company and/or UniCapital because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company's and UniCapital's business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of Consultant of John Alfano; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Consultant or John Alfano, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Consultant or John Alfano; provided, that in the case of clauses (b) or (c), Consultant and John Alfano shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         7. INVENTIONS. Consultant and John Alfano shall disclose promptly to the Company and UniCapital any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Consultant or John Alfano, solely or jointly with another, during the term of this Agreement or within one year thereafter, and that are directly related to the business or activities of the Company or UniCapital and that Consultant or John Alfano conceives as a result of its or his relationship with the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." Each of Consultant and John Alfano hereby assigns and agrees to assign all its or his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Consultant and John Alfano shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         8. RETURN OF COMPANY PROPERTY. Promptly upon termination of this Agreement for any reason or no reason, Consultant, John Alfano or John Alfano's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Consultant or John Alfano by or on behalf of the Company, UniCapital or their respective


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representatives, vendors, or customers that pertain to the business of the
Company or UniCapital, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company or UniCapital. Neither Consultant nor John Alfano shall retain or cause to be retained any copies of the foregoing. Each of Consultant and John Alfano hereby agrees that all of the foregoing shall be and remain the property of the Company or UniCapital, as the case may be, and be subject at all times to their discretion and control.

         9. NO PRIOR AGREEMENTS. Consultant hereby represents and warrants to the Company and UniCapital that the execution of this Agreement by Consultant, the engagement of Consultant by the Company, and the performance of the services required hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Consultant agrees to indemnify and hold harmless the Company and UniCapital and their respective officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company, UniCapital or such other persons, based upon or arising out of any non-competition agreement, non-solicitation agreement, invention, secrecy, or other agreement between Consultant and such third party that was in existence as of the date of this Agreement.

         10. BINDING EFFECT. This Agreement may not be assigned or transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the terms of this Section 10, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, and assigns. If the Company is merged with or into another subsidiary or affiliate of UniCapital, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity. It is intended that UniCapital will be a third-party beneficiary of the rights of the Company under this Agreement. No other Person shall be a third-party beneficiary.

         11. COMPLETE AGREEMENT WAIVER; AMENDMENT. This Agreement is not a promise of future engagement. Neither Consultant nor John Alfano has any oral representations, understandings, or agreements with the Company, UniCapital or any of their respective officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company, UniCapital, Consultant and John Alfano with respect to the subject matter hereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company, UniCapital, Consultant and John Alfano, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.


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         12. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

          To the Company:                Jacom Computer Services, Inc.
                                         207 Washington Street
                                         Northvale, New Jersey 07647
                                         Attention: Robert Seaman III

          To UniCapital:                 UniCapital Corporation
                                         10800 Biscayne Boulevard
                                         Miami, Florida 33161
                                         Attention: Martin Kalb

          To Consultant:                 Schooner Capital Group, Inc.
                                         585 Schooner Lane
                                         Longboat Key, Florida 34228
                                         Attention: John Alfano

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Any party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

         13. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 5(c) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         14. EQUITABLE REMEDY. Because of the difficulty of measuring economic losses to the Company and/or UniCapital as a result of a breach of the restrictive covenants set forth in Sections 5, 6, 7 and 8, and because of the immediate and irreparable damage that would be caused to the Company and/or UniCapital for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company or UniCapital at law or in equity, the Company and UniCapital shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         15. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company and/or UniCapital shall be entitled to seek injunctive or other equitable relief, as contemplated by
Section 14 above, from any court of competent jurisdiction, without the need to resort to arbitration.


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         16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of New York, without giving effect to any conflicts of laws principles thereof that would compel the application of the substantive laws of any other jurisdiction. The Company, UniCapital, Consultant and John Alfano each hereby irrevocably submits to the jurisdiction of the state or federal courts located in the State of New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agrees not to assert, by way of motion, as a defense, or otherwise in such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         17. RELATIONSHIP OF CONSULTANT AND THE COMPANY. The parties hereto understand, acknowledge and agree that Consultant's and John Alfano's relationship to the Company and UniCapital created by this Agreement is that of an independent contractor and not an employee. In this regard, Consultant and John Alfano further understand, acknowledge and agree that neither the Company nor UniCapital shall be responsible for withholding any income taxes, paying any payroll taxes, providing other benefits or fulfilling other employer-type obligations for or on behalf of Consultant or John Alfano.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                        Schooner Capital Group, Inc.


                                        By: /s/ JOHN ALFANO
                                            ------------------------------------
                                        Name: John Alfrano
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        /s/ JOHN ALFANO
                                        ----------------------------------------
                                        John Alfano



                                        Jacom Computer Services, Inc.


                                        By: /s/ ROBERT NEW
                                            ------------------------------------
                                        Name: Robert New
                                              ----------------------------------
                                        Title: Chairman
                                               ---------------------------------



                                        UniCapital Corporation

                                        By: /s/ ROBERT NEW
                                            ------------------------------------
                                        Name: Robert New
                                              ----------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------




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